Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

Email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 212-946-2849

Email: peter@haydenir.com

Dot Hill Reports Fourth Quarter and Full Year 2011 Results

Non-GAAP gross margin increased to 26.3% for full year 2011 from 18.0% for 2010 and the Tier 2 OEM business grew over 40% on a year-over-year basis

LONGMONT, Colo. —March 14, 2012 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the fourth quarter and year ended December 31, 2011.

Financial and Operational Highlights:

•	2011 non-GAAP revenue of $198.5 million increased 6% from 2010 excluding the exited NetApp business, and the Tier 2 OEM business increased over 40% on a year-over-year basis;

•	2011 non-GAAP gross margin of 26.3% was up from 18.0% for 2010 and increased over 45% excluding revenues from terminated NetApp business;

•	2011 non-GAAP net loss of $0.04 per share was reduced from a net loss of $0.11 per share for 2010; and,

•	2011 cash flow from operations of $2.2 million compared favorably to a negative cash flow from operations of $9.1 million in 2010.

“2011 was a year of foundation setting for Dot Hill, against a backdrop of huge change in our industry,” said Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “Our universe has changed dramatically, and we believe that we have already benefited from the many mergers and acquisitions in the data storage industry. We have worked aggressively, as we said we would, to fill the voids left by our competitors, such as winning new OEM customers like Autodesk and Concurrent Computer and new distributors such as Harwood and Pac Data. We have additional wins not yet announced and expect to add others throughout 2012.”

Fourth Quarter 2011 Financial Detail:

The Company recognized net revenue of $47.0 million for the fourth quarter of 2011, compared to $65.4 million for the fourth quarter of 2010 and $48.1 million for the third quarter of 2011. GAAP gross margin for the fourth quarter of 2011 was 17.6% compared to 21.0% for the fourth quarter of 2010 and 16.7% for the third quarter of 2011. GAAP operating expenses for the fourth quarter of 2011 were $15.0 million, as compared to $13.3 million for the fourth quarter of 2010 and $20.1 million in the third quarter of 2011.

GAAP net loss for the fourth quarter of 2011 was $6.6 million, or $0.12 per share, as compared to a net profit of $0.3 million, or $0.01 per share, in the fourth quarter of 2010, and a net loss $12.2 million, or $0.22 per share, in the third quarter of 2011.

Non-GAAP net revenue for the fourth quarter of 2011 was $48.0 million, which excludes $1 million of contra-revenue associated with the extension of warrants granted to the Company’s largest customer in 2008 to concurrently expire with the five-year renewal of the supply agreement in October 2016. Excluding revenues from the terminated NetApp relationship, net revenues for the fourth quarter of 2010 would have been $52.9 million and $48.1 million in the third quarter of 2011, which represents a decline of 9.2% on a year-over-year basis due primarily to disk drive shortages arising from the floods in Thailand.

Non-GAAP gross margin was 24.8% for the fourth quarter of 2011, compared to 22.0% for the fourth quarter of 2010 and 28.1% for the third quarter of 2011. The year-over-year improvement in gross margin was largely attributable to a more favorable product and customer mix, and the sequential decline in gross margin was primarily due to increased costs of hard disk drives, which we intentionally did not pass through to our customers, product and customer mix, and increased general warranty reserves. Total non-GAAP operating expenses for the fourth quarter of 2011 were $13.6 million, as compared to $12.2 million for the fourth quarter of 2010 and $14.5 million for the third quarter of 2011. The year-over-year increase in non-GAAP operating expenses was largely due to incremental engineering investments and increased year-end sales compensation. The sequential reduction in non-GAAP operating expenses was primarily attributable to non-recurring bad debt charges in the third quarter of 2011, a partial reversal of an accrual taken in the third quarter of 2011 and lower R&D project material expenses.

Non-GAAP net loss for the fourth quarter of 2011 was $1.6 million, or $0.03 per share, as compared to a fourth quarter of 2010 non-GAAP net profit of $2.0 million, or $0.04 per share, and a third quarter 2011 non-GAAP net loss of $1.1 million, or $0.02 per share. Non-GAAP EBITDA for the fourth quarter of 2011 was negative $1.3 million compared to positive $2.6 million for the fourth quarter of 2010 and positive $0.2 million for the third quarter of 2011.

Full-Year 2011 Financial Detail:

The Company recognized net revenue of $197.5 million for the full year of 2011, compared to $252.5 million for the full year of 2010. GAAP gross margin for 2011 was 21.1%, compared to 17.0% in 2010. GAAP operating expenses for 2011 were $63.5 million compared to $55.9 million in 2010. GAAP net loss for 2011 was $22.0 million, or $0.40 per share, as compared to a net loss of $13.3 million, or $0.25 per share, for 2010.

Non-GAAP net revenue decreased to $198.5 million for 2011 from $252.5 million for 2010. Excluding NetApp, non-GAAP revenue in 2010 would have been $186.9 million, representing growth of 6% year-over-year. The Company stated that the highlight from a revenue perspective was the over 40% year-over-year growth in its Tier 2 OEM business. Non-GAAP gross margin was 26.3% for 2011, compared to 18.0% for 2010. The increase in non-GAAP gross margin was primarily due to product cost reductions, reduced overhead expenses and a more favorable customer and product mix. Total non-GAAP operating expenses for 2011 were $54.3 million, as compared to $51.1 million for 2010. The increase in non-GAAP operating expenses was due in large part to incremental engineering expenses to support the Company’s mid-range and next generation entry-level storage array development efforts.

Non-GAAP net loss for 2011 was $2.2 million, or $0.04 per share, as compared to a 2010 non-GAAP net loss of $6.0 million, or $0.11 per share. Non-GAAP EBITDA for 2011 was positive $0.6 million compared to negative $3.7 million for 2010.

“All in all I am pleased with the continued progress we made in 2011 with respect to our business model,” stated Hanif Jamal, chief financial officer, Dot Hill Systems. “We have made significant strides in the gross margin structure of our business and in particular in 2011. I am very encouraged with the success of our Tier 2 OEM business, which grew over 40% on a year-over-year basis, and we should carry some of that momentum into 2012 and 2013. I believe that we are on track to get to mid-term financial goals in 2013 that we established at our Analyst day in November 2010.”

Balance Sheet and Cash:

The company exited 2011 with cash and cash equivalents of $46.2 million compared to $45.7 million at the end of 2010 and $45.7 million at the end of the third quarter of 2011.

First Quarter 2012 and Full Year 2012 Outlook:

The Company is targeting first quarter 2012 net revenue in the range of $49 million to $53 million and a non-GAAP EPS in the range of a loss of $0.02 to a profit of $0.02. The company is targeting full year 2012 revenue of $205 million to $225 million and non-GAAP EPS of $0.02 to $0.08.

Conference Call Information:

Dot Hill’s fourth quarter 2011 financial results conference call is scheduled to take place on Wednesday, March 14, 2012 at 4:30 p.m. ET. Please join the Company for a live audio webcast at www.dothill.com in the Investor Relations section, or via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID# 57343299.

About Non-GAAP Financial Measures

In 2010 and 2011, the Company’s non-GAAP financial measures exclude the impact of stock-based compensation expense, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and long-lived assets, contra-revenue charges from the extension of customer warrants, specific and significant warranty claims arising from a supplier’s defective products, charges for Cloverleaf acquisition costs and the effects of foreign currency gains or losses. The Company will also exclude any impacts associated with its AssuredUVS software business, which the Company plans to sell or close down from its 2012 non-GAAP results in addition to the items excluded in 2010 and 2011. In addition, as a result of exiting our relationship with NetApp on or about November 30, 2010, the Company will also be presenting standalone non-GAAP revenue and gross margin metrics excluding the historical revenue and gross margin attributable to NetApp in order to better compare revenue from its continuing business. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the contributions of Mr. Rudolph to Dot Hill’s strategic initiatives and the future success of Dot Hill. The risks that contribute to the uncertain nature of the forward-looking statements include: the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that sales through channel partners may not materialize; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

HILL-F

DOT HILL SYSTEMS CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Net revenue	$65,441	$48,071	$47,037	$252,494	$197,461
Cost of goods sold	51,700	40,029	38,743	209,664	155,828

Gross profit	13,741	8,042	8,294	42,830	41,633
Operating expenses:
Research and development	7,919	9,506	9,113	31,578	35,551
Sales and marketing	2,832	3,768	3,426	12,164	13,876
General and administrative	2,203	2,060	2,430	9,928	9,268
Restructuring charge	390	659	13	2,196	668
Goodwill impairment charge	—	4,140	—	—	4,140

Total operating expenses	13,344	20,133	14,982	55,866	63,503

Operating loss	397	(12,091)	(6,688)	(13,036)	(21,870)
Other income (expense):
Interest income (expense), net	(32)	(18)	45	(19)	16
Other income (expense), net	34	2	(44)	17	(41)

Total other income (expense), net	2	(16)	1	(2)	(25)

Loss before income taxes	399	(12,107)	(6,687)	(13,038)	(21,895)
Income tax expense	120	75	(61)	213	129

Net loss	$279	$(12,182)	$(6,626)	$(13,251)	$(22,024)

Net loss per basic and diluted share	$0.01	$(0.22)	$(0.12)	$(0.25)	$(0.40)

Shares used to compute net loss per share
Basic	53,719	55,186	55,357	53,015	54,908

Diluted	54,345	55,186	55,357	53,015	54,908

DOT HILL SYSTEMS CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

	December 31, 2010	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$45,732	$46,168
Accounts receivable, net	35,202	31,697
Inventories	7,340	5,251
Prepaid expenses and other assets	3,540	7,896

Total current assets	91,814	91,012
Property and equipment, net	3,597	4,972
Intangible assets, net	7,581	2,601
Goodwill	4,140	—
Other assets	370	294

Total assets	$107,502	$98,879

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,555	$31,434
Accrued compensation	3,899	5,049
Accrued expenses	4,171	10,860
Deferred revenue	1,371	883
Restructuring accrual	1,664	1,328
Current portion of long-term note payable	275	71

Total current liabilities	41,935	49,625
Long-term note payable	71	—
Other long-term liabilities	1,118	552

Total liabilities	43,124	50,177
Commitments and Contingencies Stockholders’ equity:
Preferred stock	—	—
Common stock	56	58
Additional paid-in capital	315,257	321,681
Accumulated other comprehensive loss	(3,584)	(3,662)
Accumulated deficit	(247,351)	(269,375)

Total stockholders’ equity	64,378	48,702

Total liabilities and stockholders’ equity	$107,502	$98,879

DOT HILL SYSTEMS CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	December 31, 2010	September 30, 2011	December 31, 2011
Cash Flows From Operating Activities:
Net loss	$279	$(12,182)	$(6,626)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,008	1,746	845
Adjustment to contingent consideration	141
Provision for bad debt expense	—	203
Stock-based compensation expense	689	1,458	1,390
Issuance of warrant to customer			1,007
Goodwill and long-lived asset impairment charge		7,068
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	602	5,759	(6,748)
Inventories	161	98	(57)
Prepaid expenses and other assets	1,761	(901)	(2,512)
Accounts payable	1,062	(4,611)	9,824
Accrued compensation and other expenses	2,074	545	4,370
Deferred revenue	(61)	(489)	(35)
Restructuring accrual	18	383	(238)
Other long-term liabilities	(295)	(107)	(109)

Net cash provided by (used in) operating activities	7,439	(1,030)	1,111

Cash Flows From Investing Activities:
Acquisition, net of cash acquired	—	—	—
Purchases of property and equipment	(385)	(501)	(469)

Net cash used in investing activities	(385)	(501)	(469)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(66)	(69)	(193)
Proceeds from bank borrowings	—	—	—
Payments on bank borrowings	(3,000)	—	—
Shares withheld for tax purposes	(477)	(1)	(78)
Common stock issued under stock plans	393	680	28

Net cash provided by (used in) financing activities	(3,150)	610	(243)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	17	85	97

Net Increase (Decrease) in Cash and Cash Equivalents	3,921	(836)	496
Cash and Cash Equivalents, beginning of period	41,811	46,508	45,672

Cash and Cash Equivalents, end of period	$45,732	$45,672	$46,168

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$67	$793	$1,540

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2011	December 31, 2011	December, 2010	December 31, 2011
Net revenue, as reported	$65,441	$48,071	$47,037	$252,494	$197,461
Effect of Net App revenue	12,544	—	—	65,603	—
Effect of issuance of warrant to customer	—	—	1,007	—	1,007

Non-GAAP net revenue	$52,897	$48,071	$48,044	$186,891	$198,468

Gross profit, as reported	$13,741	$8,042	$8,294	$42,830	$41,633
Effect of stock-based compensation	77	252	158	489	828
Effect of severance costs	25	10	—	37	13
Effect of issuance of warrant to customer	—	—	1,007	—	1,007
Effect of gain from insurance recovery	—	(555)	—	—	(555)
Effect of power supply component failures	—	2,300	1,970	—	4,270
Effect of long-lived asset impairment	—	2,928	—	—	2,928
Effect of intangible asset amortization	525	522	493	2,004	2,054

Non-GAAP gross profit	$14,368	$13,499	$11,922	$45,360	$52,178

Operating expenses, as reported	$13,344	$20,133	$14,982	$55,866	$63,503
Effect of currency gain (loss)	41	485	(147)	189	254
Effect of stock-based compensation	(612)	(1,206)	(1,232)	(2,514)	(4,557)
Effect of contingent consideration adjustment	(141)	—	(21)	144	(21)
Effect of goodwill impairment	—	(4,140)	—	—	(4,140)
Effect of restructuring charge	(390)	(659)	(13)	(2,196)	(668)
Effect of severance costs	(3)	(67)	—	(58)	(113)
Effect of Cloverleaf acquisition costs	—	—	—	(314)	—

Non-GAAP operating expenses	$12,239	$14,546	$13,569	$51,117	$54,258

Net loss, as reported	$279	$(12,182)	$(6,626)	$(13,251)	$(22,024)
Effect of currency (gain) loss	(41)	(485)	147	(189)	(254)
Effect of stock-based compensation	689	1,458	1,390	3,003	5,385
Effect of contingent consideration adjustment	141	—	21	(144)	21
Effect of restructuring charge	390	659	13	2,196	668
Effect of intangible asset amortization	525	522	493	2,004	2,054
Effect of gain from insurance recovery	—	(555)	—	—	(555)
Effect of power supply component failures	—	2,300	1,970	—	4,270
Effect of long-lived asset impairment	—	2,928	—	—	2,928
Effect of goodwill impairment	—	4,140	—	—	4,140
Effect of severance costs	28	77	—	95	126
Effect of issuance of warrant to customer			1,007		1,007
Effect of Cloverleaf acquisition costs	—	—	—	314	—

Non-GAAP net income (loss)	$2,011	$(1,138)	$(1,585)	$(5,972)	$(2,234)

Non-GAAP net income (loss) per share Basic and diluted	$0.04	$(0.02)	$(0.03)	$(0.11)	$(0.04)

Weighted average shares used to calculate net income (loss) per share:
Basic	53,719	55,186	55,357	53,015	54,908

Diluted	54,345	55,702	55,357	53,015	54,908

Non-GAAP net income (loss)	$2,011	$(1,138)	$(1,585)	$(5,972)	$(2,234)
Interest expense	7	22	6	36	44
Income tax expense	120	75	(61)	213	129
Depreciation	483	1,224	352	2,028	2,701

Non-GAAP EBITDA	$2,621	$183	$(1,288)	$(3,695)	$640